SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2004

IHOP CORP.

(Exact name of registrant as specified in its charter)

Delaware

0-8360

95-3038279

(State or other jurisdiction of incorporation or organization)	(Commision File Number)	(I.R.S. Employer Identification No.)

450 North Brand, Glendale, California		91203
(Address of principal executive offices)		(Zip Code)

(818) 240-6055

Registrant’s telephone number, including area code

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events and Regulation FD Disclosure

On January 12, 2004 IHOP Corp. issued a press release announcing its 2004 performance guidance. A copy of the press release is attached as Exhibit 99.1, and incorporated herein by reference.

Also on January 12, 2004, IHOP Corp. held a conference call to discuss its 2004 performance guidance. A copy of the 2004 guidance call script is attached as Exhibit 99.2, and incorporated herein by reference.

The 2004 guidance call script accompanying management's discussion during the conference call include references to the non-GAAP financial measure “cash flow.”  The Company defines “cash flow” for a given period as cash provided by operating activities for such period, plus principal receipts from notes and equipment contract receivable, less repayment of long-term debt principal and capital lease obligations less capital expenditures for such period.  Management utilizes cash flow as a measure of operating efficiency to determine the amount of cash remaining for general corporate and strategic purposes.  Management believes this information is helpful to investors to determine the Company’s cash available for these purposes.  Cash flow for any given period may be affected by a variety of factors, including but not limited to, changes in assets and liabilities and the timing of purchases and payments.  Cash flow is a supplemental non-GAAP measure and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

The following table reconciles the Company’s guidance with respect to cash flow for the year ending December 31, 2004, to the Company’s projected cash provided by operating activities for the year ending December 31, 2004:

Year Ending December 31, 2004
(dollars in thousands)

Cash flows from operating activities	$ 50,000 - $ 55,000
Principal receipts from notes and equipment contract receivable	17,000 - 22,000
Repayment of long-term debt principal and capital lease obligations	(10,000) - (10,000)
Capital expenditures	(12,000) - (12,000)
Cash flow	$ 45,000 - $ 55,000

Exhibits

Exhibit Number	Description

99.1	Press release of Registrant, dated January 12, 2004.
99.2	2004 Guidance call script for conference call held on January 12, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHOP CORP.
Date: January 14, 2004	By: /s/ MARK D. WEISBERGER
Mark D. Weisberger
Vice President, Legal, Secretary and General Counsel

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Exhibit Number	Description

99.1	Press release of Registrant, dated January 12, 2004.

99.2	2004 Guidance Call Script for conference call held on January 12, 2004.